Exhibit 99.1

Airvana Reports Preliminary First Quarter 2010 Financial Results

CHELMSFORD, Mass., March 19, 2010 – Airvana, Inc. (NASDAQ: AIRV), a leading provider of mobile broadband network infrastructure products, today announced preliminary financial results for the first quarter ending April 4, 2010.

Airvana expects that GAAP Revenue for the first quarter will be in a range of $2.5 million to $3.0 million, compared with $9 million for the first quarter of 2009. In addition, the Company expects first quarter 2010 Deferred Revenue to increase by $57 million to $60 million to $233 million to $236 million, from $176 million as of January 3, 2010.

Non-GAAP Product and Service Billings (“Billings”) are expected to be in the range of $60 million to $63 million, compared with Pro Forma Billings of $34 million in the first quarter of 2009. During the first quarter of 2010, Airvana has experienced stronger than anticipated demand for its EV-DO products, while shipments of its femtocell products have been slower than expected.

As previously disclosed, the Company’s principal EV-DO customer, Nortel Networks, Inc., entered bankruptcy proceedings in January 2009 as a result of which Telefon AB L.M. Ericsson acquired Nortel’s CDMA business in November 2009. The Company expects that approximately half of its Billings for the first quarter of 2010 will be attributable to shipments made by Ericsson to its customers in December 2009, following the acquisition from Nortel. Airvana has not changed its projection of $200 million in total Billings for full-year 2010, as set forth in its Proxy Statement dated March 11, 2010. Higher sales of EV-DO products are expected to be offset by continued weakness in sales of femtocell products, resulting in EV-DO sales accounting for a larger proportion of total Billings in 2010 than previously anticipated.

Separately, Airvana announced today that the Special Committee of the Board of Directors has determined not to modify in any respect or to withdraw its recommendation that the proposed merger with 72 Mobile Holdings, LLC, is fair to, advisable and in the best interest of the company and its unaffiliated stockholders.

The preliminary financial information presented in this news release reflects the extent of Airvana’s most current understanding of its financial results. This information is subject to change and is based on management’s estimates derived from information available at this time. In addition, the financial information presented in this news release has not yet been reviewed by Airvana’s independent registered public accounting firm.

A description of Airvana’s revenue recognition policy is contained in its annual report on Form 10-K, and definitive proxy statement filed on March 11, 2010, each filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

To supplement Airvana’s condensed consolidated financial statements presented on a GAAP basis, Airvana uses the non-GAAP measures Product and Service Billings (“Billings”) and Pro Forma Billings as a supplement to GAAP revenue and cash flow from operations in evaluating Airvana’s performance. Billings reflects the amount invoiced for products and services in a period and equals GAAP revenue plus the change in deferred revenue in the period. At the time of Nortel’s bankruptcy filing in January 2009, Airvana had total pre-bankruptcy filing outstanding invoices to Nortel of $21.8 million for the quarter ended December 28, 2008 and $14.6 million for the quarter ended March 29, 2009. The collection of the total amount of $36.4 million was subject to Nortel’s bankruptcy process. As a result, Airvana excluded these amounts from Billings as of December 28, 2008 and March 29, 2009. This $36.4 million was accounted for on a cash basis when collected and included in Billings for the three months ended January 3, 2010. Pro Forma Billings amounts reflect the pre-bankruptcy invoices in the periods originally invoiced.

The financial measures Billings and Pro Forma Billings are presented with the intent of providing both management and investors with a more complete understanding of Airvana’s underlying operating performance and trends. Airvana believes that these non-GAAP financial measures enhance the overall understanding of its past financial performance and also its prospects for the future. These non-GAAP measures provide an indication of Airvana’s financial results based upon sales activity in the period and are considered by management for the purpose of making operational decisions. In addition, these non-GAAP measures are indicators that management uses as a basis for Airvana’s planning and forecasting of future periods.

Management believes investors may find the non-GAAP measures Billings and Pro Forma Billings useful for understanding Airvana’s operations, but cautions that they should not be considered a substitute for disclosure in accordance with GAAP.

About Airvana, Inc.

Airvana helps operators transform the mobile experience for users worldwide. The company’s high-performance technology and products, from comprehensive femtocell solutions to core mobile network infrastructure, enable operators to deliver compelling and consistent broadband services to mobile subscribers, wherever they are. Airvana’s products are deployed in 70 commercial networks on six continents. The company is headquartered in Chelmsford, Mass., USA, with offices worldwide. For more information, please visit www.airvana.com.

Safe Harbor Statement

Any statements in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements typically contain words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “continue,” “outlook” and similar terms, and include, without limitation, statements regarding anticipated Billings, statements regarding the expected timing of the merger of Airvana, statements regarding the ability to complete the merger and statements underlying any of the foregoing. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including without limitation uncertainties as to the timing of the merger of Airvana, Airvana’s ability to maintain its relationship with Ericsson, the timing and rate of femtocell market acceptance and growth, operator femtocell deployment plans, the highly competitive and rapidly evolving market in which Airvana competes, Airvana’s limited operating history, the fluctuation of its past operating results and its reliance on sales through Ericsson for a significant portion of its revenues and product and service Billings and other factors discussed in Airvana’s filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Airvana’s views as of the date of this press release. Airvana anticipates that subsequent events and developments may cause its views to change. While Airvana may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Airvana’s views as of any date subsequent to the date of this press release.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC

This news release is for informational purposes only. It is not a solicitation of a proxy. On March 11, 2010 Airvana, Inc. filed with the SEC and subsequently mailed to its stockholders a definitive proxy statement containing important information about Airvana, Inc., 72 Mobile Holdings, LLC, the proposed merger and related matters. Investors and security holders are urged to read the proxy statement carefully.

Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by 72 Mobile Holdings, LLC and Airvana, Inc. through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the proxy statement from Airvana, Inc. by contacting Investor Relations at (978) 250-3000.

Airvana, Inc., its directors and executive officers may be deemed to be participants in the solicitation of proxies from Airvana, Inc.’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding Airvana, Inc.’s directors and executive officers is contained in Airvana, Inc.’s Annual Report on Form 10-K for the year ended January 3, 2010 and definitive proxy statement dated March 11, 2010, which are filed with the SEC.

Investor contact:

David Reichman
Sharon Merrill Associates
617-542-5300
AIRV@InvestorRelations.com